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                                                                   EXHIBIT 99.1

[GRAPHIC REMOVED HERE]

Press Release


                 Paradigm Genetics Announces Management Changes

RESEARCH TRIANGLE PARK, N.C., Feb. 26 - Paradigm Genetics, Inc. (Nasdaq: PDGM) today announced that Chief Executive Officer and President John A. Ryals was terminated. The company also announced that John E. Hamer, Ph.D., the company's chief scientific officer, has been appointed interim Chief Executive Officer and President, while a global search is conducted.

Dr. Ryals founded the company in 1997 and has since served as the chief executive officer and president.

Dr. Hamer received his Ph.D. in microbiology from the University of California, Davis in 1987. Prior to joining the company, Dr. Hamer served as professor of biological sciences and adjunct professor of microbiology and immunology at Purdue University. While at Purdue, Dr. Hamer was awarded the David and Lucille Packard Fellowship and the National Science Foundation Presidential Faculty Fellowship.

The company's fourth quarter 2001 earnings conference call has been rescheduled to Monday, March 4, at 9 a.m. (EST). The call will be led by Dr. Hamer and Chief Financial Officer Ian Howes. The call-in numbers are as follows: (888) 440-7692
- US/Canada callers; (706) 679-3036 - International callers. The conference ID number is 2826825.

About Paradigm Genetics

Paradigm Genetics, Inc. (Nasdaq: PDGM), headquartered in Research Triangle Park, NC, is an integrated life sciences company developing novel technologies to speed the discovery of products for the advancement of human health, agriculture and nutrition. In human health, Paradigm seeks to use its proprietary MetaVantage(TM) metabolomics technology platform to transform drug discovery and development by significantly enhancing the study of drug targets, lead compounds, and predictive medicine. MetaVantage(TM) elucidates the metabolic profile of a cell, tissue, or fluid, and integrates this information with data from other genomics analyses using its proprietary comprehensive informatics system. By globally interrogating biochemistry, the MetaVantage(TM) technology extends traditional genomic technologies to reveal the next level of cellular information. In agriculture, Paradigm has unlocked the potential of functional genomics through its GeneFunction Factory(TM) industrialized technology platform, which links gene expression profiling, biochemical profiling, and phenotypic profiling to create industry-leading genomic knowledge and intellectual property advantages. ParaGen, a new business venture between Celera Genomics, Inc. and Paradigm Genetics, Inc., offers gene sequencing, genotyping, and other genomic technology services to plant- and microbial-based product development customers. In nutrition, Paradigm uses its expertise in biochemical profiling and gene expression profiling to discover, develop, and commercialize plant and microbial-based nutraceutical products. For more information, visit www.paradigmgenetics.com.

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This press release contains forward-looking statements, including statements regarding Paradigm's ability to develop novel technologies to speed the discovery of products for the advancement of human health, agriculture and nutrition, the value of its metabolomics technology for the drug discovery and development process and its ability to integrate biochemical profiles with other genomics analyses. Such forward-looking statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. These and other risks are identified in Paradigm's report on 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission.

MetaVantage(TM) is a U.S. trademark of Paradigm Genetics, Inc.


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Media Contact(s):

Paradigm Genetics, Inc.: Melissa A. Matson, Manager,
Corporate Communications, mmatson@paragen.com, 919-425-3725

Noonan/Russo: Lydia Sanmarti, PhD, Senior Account Executive, l.sanmarti@noonanrusso.com, 212-696-4455 x226